Infrastructure Systems Group: Driving Growth through Enterprise, Wireless and Broadband Sohail Khan Executive Vice President Analyst Day - November 2003

Alignment, Recovery, Profitable Growth Significantly improved GM to 64 percent in Q4 Achieved positive OI in 4Q at $120M run rate Introduced numerous innovative, system-tested and validated products Won new customers and critical platforms as a result of our independence (20.0) 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 Q1 Q2 Q3 Q4 Revenue Gross Margin OI Fiscal 2003 $ Millions

Market Fundamentals Improving Service provider financials improving Debt load reduced, free cash flow increasing CapEx bottoming out Spending should improve with overall economic recovery Enterprise market seeing uptick due to PC refresh Areas of growth Broadband Wireless access Enterprise LAN/SAN Modest recovery in calendar 2004

Expanding our Market Opportunities Wireless Metro/Regional Base-Station Transceiver (BTS/Node B) N x T1/E1 Access N x T1/E1 Metro/Regional Transport Metro Access Rings Access MSP Access MSP Access MSP Wireline/ Optical Access GbE, PON OC-Nc/STM-No Wireline Access Optical Access Voice, DSL, T1/E1 T3/E3, Ethernet Access MSP Access Node MS Core Switch/Router SONET/SDH Switch W D M Transport Node Voice Switch SONET/SDH Switch MS Edge Switch/Router Access MSP Service Node Enterprise BSC/RNC MSC GSN Base-Station Transceiver (BTS/Node B) Data Center Enterprise Servers Storage Arrays Wiring Closet Backbone Switch Access Switch Ethernet Workgroup Server xDSL, CMTS T1/E1 Ethernet Access MSP Wireline

Projected Growth in Target Segments Sources: Dell'Oro 1Q03, 2Q03; Prudential Financial Research Sept. 22, 2003 Equipment Expenditures by Segment 0 20 40 60 80 100 2002 2003E 2004E 2005E 2006E 2007E $ Billions Mature/Voice Switching Enterprise Wireline Wireless Increased Demand From Access and Enterprise; Edge is Stable '03-'07 CAGR 8% 9% 10% -8%

Addressing Customer Challenges Service Providers Reduce operations costs Declining revenue per bit Reduce capital spending Diverse service delivery Intense competition IT Providers Reduce operations costs Migrate from legacy technology Manage network capital Secure, reliable VPN connectivity Maintain business continuity Reduce product cost Limited revenue growth Reduce development cost Equipment Providers Focus on highest value add activities Increase product platform utility

Port Cost, Power, Size Multiprotocol Support With Extended ATM Life Scalable Platforms With Standard Device Interfaces Revenue-Enabling Features (QoS/CoS, billing, SLA, etc.) Integrated and Validated Solutions S/W Development, Maintenance, Upgradability, Reliability Addressing Customer Challenges Our Value Proposition IT Providers Equipment Providers Service Providers

Strong Design Win Momentum

Sources: IDC, Gartner Dataquest, RHK, Forward Concepts #1 - Wired Communications Semiconductors #1 - SONET/SDH Framers & Mappers #1 - ATM Chip Shipments #1 - Traffic Management ICs #1 - DSPs for Wireless Infrastructure #2 - Data Processing ASICs Designed in all top 10 wireline infrastructure OEMs Designed in 8 of top 10 wireless infrastructure OEMs Market Leadership

Our Revenue Profile Wireless Wireline Enterprise Mature/ Voice Switching 1Q,FY04 reflects reduction in mature products and wireless demand variability 2Q,FY04 revenue stabilizes with slight increase in wireless access products Expected growth in 2H,FY04 $ Millions 0 20 40 60 80 100 120 140 4Q,FY03 1Q,FY04E 2Q,FY04E This chart is based on management's estimates of our customers' use of our products by end application. This chart includes IP revenue allocated by sales and other factors that may affect the relative sizes of the slices.

Our Evolving Product Mix FY03 FY04E RF Power, ASICs, DSPs and ATM/NPs ASICs and GbE ASSPs NPs, Fabrics, Framers, Mappers and ASICs Voice Switching Products Wireline Enterprise Mature Wireless Wireline Enterprise Mature Wireless Wireline Enterprise Mature Wireless This chart is based on management's estimates of our customers' use of our products by end application. This chart includes IP revenue allocated by sales and other factors that may affect the relative sizes of the slices.

Positioned for Growth Access and Enterprise Markets 73% >$2B Identified Design Win Opportunities Enterprise Wireline Metro/Regional Wireline Access Wireless Access Other

Providing Best Customer Experience Deep systems knowledge of networks and systems Delivery of validated and tested system solutions with hardware and software Dedicated product support teams to drive customer's time to revenue First pass success with complex devices NPU with 200M+ transistors Custom supply chain solutions with support and flexibility "Agere stands out as more than a device company... you are a systems company" - Dr. Y K Kim, SVP Infrastructure Group, Samsung

Infrastructure Systems Group- Leadership Team Infrastructure Systems Group Sohail Khan Analog Products Division Mark Pinto Multiservice Networking Division Mark Granahan Design Platform Organization Jon Fields Networking ICs Division Necip Sayiner Ethernet Division Ed Roberts